UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2013

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2013, Smith Micro Software, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Three proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2013. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected two directors to the Company’s Board of Directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Samuel Gulko	15,670,525	1,365,889	13,574,531
Andrew Arno	15,670,820	1,365,594	13,574,531

2. The non-binding advisory resolution on executive compensation (“Say-on-Pay”) was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
15,474,950	1,188,101	373,363	13,574,531

3. The resolution to ratify the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
29,363,614	711,750	535,581	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

May 29, 2013	By:	/s/ Andrew C. Schmidt
Date	Name:	Andrew C. Schmidt
	Title:	Vice President and Chief Financial Officer